CUSIP No. 514952 100

EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A shares representing limited liability company interests in LandBridge Company LLC, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Joint Filing Agreement on the date set forth below.

Date: July 3, 2024	LandBridge Holdings LLC

	By:	/s/ Jason Long
	Name:	Jason Long
	Title:	Chief Executive Officer

Five Point Energy Fund II AIV-VII LP
By: Five Point Energy GP II LP, its general partner By: Five Point Energy GP II LLC, its general partner

	By:	/s/ David N. Capobianco
	Name:	David N. Capobianco
	Title:	Sole Member

Five Point Energy Fund III AIV-VIII LP
By: Five Point Energy GP III LP, its general partner By: Five Point Energy GP III LLC, its general partner

	By:	/s/ David N. Capobianco
	Name:	David N. Capobianco
	Title:	Sole Member

Five Point Energy Fund GP II LP
By: Five Point Energy GP II LLC, its general partner

	By:	/s/ David N. Capobianco
	Name:	David N. Capobianco
	Title:	Sole Member

Five Point Energy Fund GP III LP
By: Five Point Energy GP III LLC, its general partner

	By:	/s/ David N. Capobianco
	Name:	David N. Capobianco
	Title:	Sole Member

Five Point Energy Fund GP II LLC

	By:	/s/ David N. Capobianco
	Name:	David N. Capobianco
	Title:	Sole Member

Five Point Energy Fund GP III LLC

	By:	/s/ David N. Capobianco
	Name:	David N. Capobianco
	Title:	Sole Member

	By:	/s/ David N. Capobianco
David N. Capobianco